UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 18, 2003


                                ----------------

                          First Midwest Financial, Inc.
             (Exact name of registrant as specified in its charter)


                                 ---------------


    Delaware                          0-22140                 42-1406262
(State or other jurisdiction of   (Commission File)          (IRS Employer
incorporation or organization)         Number             Identification No.)

                       Fifth at Erie, Storm Lake, IA 50588
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (712) 732-4117
                                                          -------------------



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                                TABLE OF CONTENTS

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 9. Regulation FD Disclosure (information furnished in this Item 9 is furnished under Item 12).

Signatures

Exhibit Index

Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

          The following Exhibit is being furnished herewith:

          99.1 Registrant's Press Release, dated April 18, 2003.

Item 9. Regulation FD Disclosure (information furnished in this Item 9 is furnished under Item 12).

     In accordance with Securities Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

     On April 18, 2003, the Registrant announced the results of operations and financial position as of, and for the second quarter ended March 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FIRST MIDWEST FINANCIAL, INC.

                                     By: /s/ Donald J. Winchell
                                     ---------------------------
                                     Donald J. Winchell
                                     Senior Vice President, Treasurer and Chief
                                     Financial Officer

Dated:  April 28, 2003



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                                  Exhibit Index
                                  -------------

Exhibit
Number                     Description of Exhibit
------                     ----------------------

99.1              Registrant's Press Release dated April 18, 2003

                                                                  Exhibit 99.1


                   [First Midwest Financial, Inc. Letterhead]





                                           FOR IMMEDIATE RELEASE
                                           Contact: Investor Relations
                                           Telephone: 712.732.4117


          FIRST MIDWEST FINANCIAL, INC. REPORTS SECOND QUARTER EARNINGS

(Storm Lake, Iowa - April 18, 2003) First Midwest reports net income of $915,000, or $.37 per diluted share, for the 2003 fiscal year second quarter ending March 31, 2003. This compares to net income of $448,000, or $.18 per diluted share, during the same period last year. Net income for the first six months of the 2003 fiscal year totaled $1,759,000, or $.71 per diluted share compared to $885,000, or $.36 per diluted share, during the same period last year.

Net interest income for the first six months of the 2003 fiscal year increased $1,805,000, or 28.8 percent, compared to the same period last year. The increase reflects the Company's 28 percent growth in checking and money market accounts and a higher percentage of originated commercial loans, both of which contributed to wider net interest margins.

The Company opened its fourth Des Moines bank in November 2002. Startup costs associated with this new office and with the Company's third Des Moines bank, opened in November 2001, contributed to an increase in noninterest expense for the first six months of the current fiscal year compared to the same period last year.

Shareholders of record on March 14, 2003, received a quarterly cash dividend of 13 cents per share. This dividend was paid on April 1, 2003. The company has paid regular quarterly cash dividends since the first dividend paid on January 5, 1995.

At March 31, 2003, assets of First Midwest totaled $739 million. Shareholders' equity totaled $45.3 million, or $18.16 per common share outstanding. First Midwest is the holding company for First Federal Savings Bank of the Midwest and Security State Bank. All three companies had capital ratios well in excess of regulatory requirements at March 31, 2003.

During this quarter, First Midwest shares traded between $15.88 and $17.16. The stock of First Midwest Financial, Inc. trades on the Nasdaq National Market under the symbol "CASH".



Corporate Profile: First Midwest Financial, Inc. is the holding company for First Federal Savings Bank of the Midwest, headquartered in Storm Lake, Iowa, and for Security State Bank, headquartered in Stuart, Iowa. First Federal Savings Bank operates as a thrift with four divisions: First Federal Storm Lake, Brookings Federal Bank, Iowa Savings Bank, and First Federal Sioux Falls. Security State Bank operates as a state-chartered commercial bank. Sixteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

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